SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 8, 2005
BUTLER INTERNATIONAL, INC.
(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
110 Summit Avenue, Montvale, New Jersey 07645
(Address of Principal Executive Offices/Zip Code)
Registrant’s telephone number, including area code: (201) 573-8000
Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 4.01	Change in Registrant’s Certifying Accountant
ITEM 9.01	Exhibits
SIGNATURE
EXHIBIT INDEX
EX-16.1

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
     On September 8, 2005, Butler International, Inc. (the “Registrant”) received verbal notification from Deloitte & Touche, LLP (“Deloitte & Touche”) indicating that Deloitte & Touche has resigned as the Registrant’s independent auditor for the year ending December 31, 2005.
     Deloitte & Touche’s reports on the Registrant’s financial statements for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
     During the Registrant’s past two fiscal years (2003 and 2004) and the subsequent interim period preceding the date of Deloitte & Touche’s resignation, the Registrant did not have any disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. In addition, there have been no reportable events as defined in item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years.
     The Registrant has not yet identified an independent accounting firm to succeed Deloitte & Touche. The Registrant shall file a separate Current Report on Form 8-K to announce the appointment of its independent auditor for the year ending December 31, 2005.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

16.1	Letter from Deloitte & Touche, LLP dated September 8, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2005	BUTLER INTERNATIONAL, INC.
	By:	/s/ Thomas J. Considine, Jr.
Thomas J. Considine, Jr.
Senior Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX
16.1 Letter from Deloitte & Touche, LLP dated September 8, 2005.